CUSIP No. 36269P104	Page 9 of 9

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the statement on Schedule 13G filed herewith shall be filed on behalf of each of the undersigned.

MUBADALA INVESTMENT COMPANY PJSC

May 13, 2019
Date

/s/ Christopher Fazekas
Signature

Christopher Fazekas / Authorized Signatory
Name/Title

MUBADALA DEVELOPMENT COMPANY PJSC

May 13, 2019
Date

/s/ Christopher Fazekas
Signature

Christopher Fazekas / Authorized Signatory
Name/Title

MDC CAPITAL LLC

May 13, 2019
Date

/s/ Christopher Fazekas
Signature

Christopher Fazekas / Authorized Signatory
Name/Title

MDC CAPITAL (CAYMAN) LIMITED, AS TRUSTEE FOR FIFTY FIRST INVESTMENT COMPANY LLC

May 13, 2019
Date

/s/ Christopher Fazekas
Signature

Christopher Fazekas / Authorized Signatory
Name/Title